               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                                                 Exhibit 10.8

                       MANUFACTURING AND SUPPLY AGREEMENT



     THIS MANUFACTURING AND SUPPLY AGREEMENT (the "Agreement") is effective as of the date of last signature of the parties below (the "Effective Date") by and between Recordati S.A. Chemical and Pharmaceutical Company, Corso San Gottardo 54, 6830 Chiasso, Switzerland ("Recordati"), and Ascent Pediatrics, Inc., 9 Linnell Circle, Billerica, MA 01821, U.S.A. ("Ascent").


     WHEREAS, Recordati and Ascent have entered into a Development and License Agreement of even date (the "Development and License Agreement") pertaining to the research and development of a controlled release suspension system containing Albuterol.

     WHEREAS, Ascent intends to purchase such systems in finished, packaged form ("Finished Product") from Recordati and Recordati intends to sell to Ascent, all upon the terms and conditions set forth below.

     In consideration of the foregoing recitals and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                             I. PRELIMINARY MATTERS

     1.1 Defined Terms. Unless otherwise defined in this Agreement, capitalized terms will have the meanings ascribed to them in the Development and License Agreement.

     1.2 Term. The term of this Agreement will commence on the Effective Date, and will, unless earlier terminated in accordance with this Agreement, terminate upon the fifteenth anniversary of the receipt by Ascent of Regulatory Approval for the Finished Product in the United States. Thereafter, Ascent shall have the right to renew this Agreement for an additional five (5) years by giving Recordati written notice of its intent to renew at least one-hundred and twenty
(120) days prior to the expiration of such fifteen year term.

     1.3 Subcontractors.

          (a) Recordati will have the right to wholly or partly subcontract the activities to be performed by Recordati pursuant to this Agreement, provided that Recordati (i) informs Ascent in writing of its intention to utilize a subcontractor; (ii) furnish Ascent with reasonably detailed information regarding the extent of such subcontractor's services; (iii) consults with Ascent regarding the proposed subcontractor's selection and its ability to perform; and (iv) gives due consideration to Ascent's concerns, if any, regarding such proposed contractor to the extent such concerns are based upon
(a) the inability of the contractor to perform, (b) such contractor being a competitor of Ascent, or (c) requirements regarding Regulatory Approvals. The final selection of a subcontractor will be the responsibility of Recordati. Ascent will not make any direct contact, (whether oral or written) with any of Recordati's subcontractors without Recordati's prior written approval, which will not be unreasonably withheld.

          (b) If, pursuant to the Development and License Agreement, Recordati will appoint a third party subcontractor to perform manufacturing scale up and for the supply of Finished Products pursuant to this Agreement, Ascent will reimburse Recordati and/or such subcontractor's Costs incurred in manufacturing scale up. Costs associated with Recordati's identification and training of such subcontractor shall be borne by Recordati. Such subcontractor will be referred to in this Agreement as "Recordati's Nominee."

          (c) As soon as is reasonably practicable after the receipt by Ascent of the Regulatory Approvals for the Finished Product in the United States, Recordati will use commercially reasonable efforts to identify an additional subcontractor as a second source of Finished Products in the event of a failure of Recordati or Recordati's Nominee to supply Finished Products pursuant to this Agreement. Ascent will reimburse such third party subcontractor's Costs incurred in manufacturing scale up and obtaining Regulatory Approvals. Costs associated with Recordati's identification and training of such subcontractor shall be borne by Recordati. Such additional subcontractor will be referred in this Agreement as the "Second Source."

                              II. PRODUCT PURCHASES

     2.1 Purchases of Product. Recordati will, subject to the terms and conditions set forth in this Agreement, use its reasonable efforts to sell to Ascent, and Ascent will purchase exclusively from Recordati, Ascent's and its Affiliates' and sublicensees' (if any) requirements for Finished Products.

     2.2 Finished Product Prices. Ascent will pay to Recordati for the Finished Product the prices as set forth in Schedule 1.

     2.3 Forecasts and Orders.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

          (a) Ascent will (i) promptly notify Recordati of Ascent's submission of a PLA and its receipt of any Regulatory Approval; (ii) at least ******** prior to the expected launch of a Finished Product, furnish to Recordati Ascent's estimated purchase requirements and sales volume by Ascent, its Affiliates, sublicensees and distributors for the product for the 12 months following the launch of the Finished Product; (iii) at least *************************** prior to the calendar quarter in which the first commercial sale of such Finished Product ("First Commercial Sale") is projected to occur, Ascent's firm order and delivery date for such Finished Product ("Delivery Date") for such calendar quarter (which will be subject to agreement by Recordati, which agreement will not be unreasonably withheld) and a forecast of its quantity requirements for such Finished Product for the *********************************; and (iv) thereafter before the commencement of each calendar quarter (January 1, April 1, July 1 and October 1), furnish to Recordati a forecast for the next succeeding ************* and will place firm orders for each shipment of Finished Product at least ******* prior to the respective requested Delivery Date.

          (b) If a forecast for a quarter is not timely submitted for a Finished Product, the immediately preceding forecast for that quarter will become the new forecast; if there is no preceding forecast for a quarter, the forecast for the immediately preceding quarter will become the forecast.

          (c) For each quarterly forecast of Finished Products, the amount of any Finished Products forecasted for delivery in the ************************************ forecasted will be not less than
********************** of the most recent previous forecast for such quarter. In addition, no firm order for a particular quarter will cover an amount of any Finished Products ******************************* than the amount of such Finished Products ordered for the previous quarter.

          (d) The total amount of each Finished Product ordered by Ascent for delivery in any one calendar quarter may ******************** of Ascent's most recent forecast of its requirements for such Finished Product for such quarter. In addition, Recordati will not be obligated to supply ************** of Ascent's most recent forecast of its requirements for such Finished Product for such quarter. If an Ascent Finished Product requirement for any quarter ****** *** of Ascent's most recent forecast of its requirements for such Finished Product for such calendar quarter, Recordati and Ascent will discuss in good faith the additional amount which Recordati will be able to supply consistent with its other obligations (including its own internal requirements) and Ascent will adjust its order accordingly and Recordati will be entitled to reasonable extensions (*********************) to deliver such excess quantities and will have ****************************************** which it ****************.
Ascent will indemnify Recordati and reimburse it promptly upon request for all reasonable out of pocket costs and expenses, including the cost of carrying increased inventory,

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

to the extent caused by any deviation in order quantities from the limits imposed by the preceding sentence, and Recordati will act reasonably to mitigate any such costs and expenses.

          (e) Ascent's forecasts and orders will reflect its good faith expectations of customer demand and Ascent will act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for Recordati (or Recordati's Nominee or the Second Source, if applicable).

          (f) Recordati will use diligent efforts to (i) deliver the Finished Products in the quantities ordered by Ascent within ** days of the receipt of the first purchase order based on the initial forecast, (ii) supply Ascent's requirements for the Finished Product at the requested Delivery Dates, and (iii) provide ** days' notice in the event it is unable to timely supply Ascent's requirements for the Finished Product as set forth in any Ascent purchase order.

          (g) (i) If Recordati or Recordati's Nominee fails to deliver *** of the amount of any Finished Products ordered by Ascent over any **** calendar quarters for any reason, excluding Force Majeure, and does not cure such failure within ** days of the end of the ****** quarter in any such **** quarter period, then Ascent may upon ** days' prior notice to Recordati elect to purchase its additional required Finished Products from the Second Source.

               (ii) If the Second Source fails to deliver **% of the amount of any Finished Products ordered by Ascent over any ** calendar quarters for any reason, excluding Force Majeure, and does not cure such failure within ** days of the end of the ** quarter in any such ** quarter period, then Ascent may upon ** days' prior notice to Recordati and to the Second Source terminate Ascent's obligations to purchase additional Finished Products not yet delivered, and Recordati's (or Recordati's Nominee's or the Second Source's, if applicable) obligations to supply such Finished Products pursuant to this Agreement.

               (iii) EXCEPT IN THE CASE WHERE RECORDATI HAS NOT ATTEMPTED IN GOOD FAITH TO MEET ITS SUPPLY OBLIGATIONS (WHICH LACK OF GOOD FAITH WILL BE A MATERIAL BREACH OF THIS AGREEMENT), THE PROVISIONS OF THIS SECTION 2.3 WILL BE ASCENT'S SOLE REMEDY FOR FAILURE OR DELAY OF RECORDATI OR ITS NOMINEE TO SUPPLY FINISHED PRODUCTS PURSUANT TO THIS AGREEMENT AND SUCH FAILURE OR DELAY WILL NOT BE DEEMED TO BE A MATERIAL BREACH OF THIS AGREEMENT.

     2.4 Manufacture. Recordati (and Recordati's Nominee or the Second Source, if applicable) will comply in all material respects with the good manufacturing practices set forth in (U.S.) 21 C.F.R. Part 211 or, to the extent not conflicting therewith, any other Regulatory Authority in an applicable country ("GMP") and consents to inspection of its manufacturing facilities and shall obtain the right for an inspection of any manufacturing facilities of Recordati's Nominee or the Second Source by representatives of the FDA or by the Regulatory Authority in any country where the Finished Product(s) are sold. All Finished Product supplied to Ascent by Recordati (or Recordati's Nominee or the Second Source, if applicable) hereunder will be manufactured, packaged, tested and released for Clinical Testing and sale under GMP. Recordati shall supply the Finished Product in strict accordance with the specifications set forth in
Schedule 2 attached hereto (Schedule 2 "Finished Product Specifications") which shall be specified by Ascent initially during human clinical/pharmacokinetic trials and be finalized prior to or upon the grant of Regulatory Approval in each country of the Territory with Ascent having the right to reasonably request changes to the Finished Product Specifications from time to time. Recordati shall manufacture and supply the Finished Product strictly in accordance with all applicable laws, rules and regulations, including without limitation laws, rules and regulations that may be applicable as a result of Ascent's Clinical Testing or sale of the Finished Product for use in humans, such as the current GMP. Recordati shall ensure and be responsible for the existence and maintenance of quality control/quality assurance procedures designed to ensure that the Finished Product is manufactured in accordance with the terms of this Section
2.4. Recordati shall also establish procedures that will permit lot traceability and shall be responsible for post-approval stability testing for marketed batches of Finished Product as defined in the applicable PLA submission to the FDA. Recordati, Recordati's Nominee or the Second Source shall immediately notify Ascent in the event that Recordati or Recordati's Nominee or the Second Source, if applicable, becomes aware of any failure of the Finished Product supplied to Ascent to meet the Finished Product Specifications or other standards set forth in this Section 2.4 or in the event that Recordati or Recordati's Nominee or the Second Source becomes aware of any defect in Finished Product supplied to Ascent. It is understood that Recordati's obligations hereunder relate to the manufacture and supply of Finished Products in accordance with the Finished Product Specifications.

     2.5 Risk of Loss. All deliveries will be "Free Carrier" (FCA) Recordati's (or Recordati's Nominee's or the Second Source's, if applicable) manufacturing facility in accordance with the then currently in effect "Incoterms." Risk of loss, delay or damage of Finished Product in transit will pass to Ascent and delivery will be complete upon delivery to the carrier by Recordati (or Recordati's Nominee or the Second Source, if applicable).

     2.6 Importation. Ascent will be responsible for importing Finished Product to any country within the Territory, including compliance with laws and regulations and the payment of all duties, fees and charges required for such importation. Ascent will obtain any necessary import or export licenses required by any government to import or export Finished Product.

     2.7 Payments for Finished Product. Ascent will pay Recordati for all Finished Product purchased hereunder in U.S. Dollars by wire transfer in accordance with Section 2 of Schedule 1.

     2.8 Sales of Sublicensees. Ascent will purchase from Recordati or Recordati's Nominee or the Second Source, if applicable, authorized to sell to Ascent pursuant to Section 2.3, all of any of Ascent's sublicensees' or Affiliates' requirements of the Finished Product, which Ascent may request to be delivered to the' sublicensees or Affiliates. Payment will be made by Ascent to Recordati, unless otherwise agreed, and the purchase price established under
Section 2.2 will apply to such sales.

                                 III. WARRANTIES

     3.1 Finished Product Warranty. Recordati warrants that at the time of shipment each Finished Product manufactured by it or Recordati's Nominee or the Second Source will conform to the Finished Product Specifications. EXCEPT FOR THE FOREGOING WARRANTIES AND AS SET OUT IN SECTION 3.2 BELOW, RECORDATI DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE FINISHED PRODUCT OR ITS PERFORMANCE OR NON-INFRINGEMENT, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO FINISHED PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE AND DOES NOT MAKE ANY WARRANTY TO ASCENT'S CUSTOMERS OR AGENTS. RECORDATI HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

     3.2 Additional Representations and Warranties. The representations and warranties of Recordati and Ascent set forth in Sections 2.1 and 2.2 respectively, of the Development and License Agreement shall apply to this "Agreement" to the same extent as if they had been fully set forth herein.

     3.3 Ascent Indemnity. Ascent shall indemnify, defend and hold harmless Recordati from any claims, losses, expenses, costs and fees (including the reasonable fees of attorneys and other professionals of any third party) arising in connection with or as a result of the performance of this Agreement by Ascent, including but not limited to storing and marketing of the Finished Product, unless such liability arises in whole or in part from the gross negligence or willful misconduct of Recordati.

     3.4 Recordati Indemnity. Recordati shall indemnify, defend and hold harmless Ascent from any claims, losses, expenses, costs and fees (including the reasonable fees of attorneys and other professionals of any third party) arising in connection with the breach by Recordati of any representation or warranty under this Agreement.

     3.5 Limitations to Indemnity. The indemnities of Sections 3.3 and 3.4 will not apply (i) if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party, or (ii) if the indemnifying party is not given the opportunity to approve any settlement, which approval will not be unreasonably withheld. Furthermore, the indemnifying party will not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it will only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event will the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent will be given or not at its sole discretion). In no event will the indemnified party be entitled to settle any of the above-mentioned claims without the consent of the indemnifying party, which consent will not be unreasonably withheld, and provided that no such consent will be required in the event that the indemnifying party fails to control the litigation. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, RECORDATI WILL HAVE NO LIABILITY WITH RESPECT TO ANY FINISHED PRODUCT LIABILITY OR RELATED CLAIMS OR ACTIONS EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.4 AND THIS SECTION 3.5.

     3.6 Facilities Inspections.

          (a) Ascent and its authorized representatives shall have the right to inspect the manufacturing facilities of Recordati, Recordati's Nominee or the Second Source, if applicable, and to discuss in detail the manufacturing processes and quality control/quality assurance procedures used (and records created) by Recordati, Recordati's Nominee or the Second Source, if applicable, during Finished Product manufacture with the technical and other employees and consultants of Recordati, Recordati's Nominee and the Second Source, if applicable, in order to ensure that the Finished Product is manufactured and supplied in accordance with the terms of Section 2.4 hereunder; provided, however that such visits shall be conducted during normal business hours and shall not unreasonably interrupt the operations of Recordati, Recordati's Nominee or the Second Source.

          (b) Recordati, Recordati's Nominee and the Second Source, if any, of supply of Finished Products shall cooperate with the United States Food and Drug Administration (the "FDA") and any other comparable Regulatory Authority in an applicable country with respect to any inspection that may be required of Recordati or Recordati's Nominee or the Second Source.

          (c) Recordati or Recordati's Nominee or the Second Source shall promptly notify Ascent of, and permit Ascent to take part in, any inspections by the FDA or other comparable Regulatory Authority in any country, of the facilities of Recordati or Recordati's Nominee or the Second Source in connection with the manufacture and supply of the Finished Product.

          (d) Recordati and Ascent shall promptly notify and provide copies to each other of any communications either Ascent or Recordati or Recordati's Nominee or the Second Source shall have with the FDA or other comparable Regulatory Authority regarding the manufacture and/or testing of the Finished Product or any intermediates produced as a preliminary step in manufacturing the Finished Product.

     3.7 Finished Product Inspections and Documentation.

          (a) Finished Product inspection, testing and release for sale shall be performed by Recordati, Recordati's Nominee or the Second Source either in-house or through the services of an outside laboratory.

          (b) Prior to shipment of Finished Product to Ascent, Recordati shall provide Ascent with the results of all assays and tests as are required to document conformance with the specifications, as well as a lot certificate of analysis, certifying conformance of such test results to the specifications.

          (c) In order to reject a shipment of Finished Products delivered by Recordati (or Recordati's Nominee or Second Source, if applicable) Ascent must
(i) give notice to Recordati of Ascent's intent to reject the shipment within 30 days of receipt together with an indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter, provide Recordati with notice of final rejection and the full basis therefor. After notice of intention to reject is given, Ascent will cooperate with Recordati in determining whether rejection is necessary or justified. If no such notice of intent to reject is received, Ascent will be deemed to have accepted such delivery of Finished Product.

          (d) In any event, Ascent will pay for the shipment as otherwise provided in this Agreement and will be entitled to a refund of the purchase price (together with insurance and freight charges) of rejected Finished Products at the time they are ultimately rejected, provided that if Recordati disputes the rejection, refund will be made at the time the dispute is finally resolved. Recordati will notify Ascent as promptly as reasonably possible whether it accepts Ascent's basis for any rejection.

          (e) Whether or not Recordati accepts Ascent's basis for rejection, promptly on receipt of a notice of rejection, Recordati will use its reasonable efforts, at Ascent's request, to provide replacement Finished Product which will be purchased by Ascent as provided pursuant to this Agreement.

          (f) Unless Recordati requests the return to it of a rejected batch within 60 days of receipt of Ascent's notice of rejection, Ascent will destroy such batch promptly and provide Recordati with certification of such destruction. Ascent will, upon receipt of Recordati's request for return, promptly dispatch said batch to Recordati, at Recordati's cost.

                                 IV. TERMINATION

     4.1 Termination By Recordati. Without prejudice to any other rights it may have pursuant to this Agreement or at law or in equity, Recordati may terminate this Agreement immediately by written notice to Ascent in the event of any of the following:

          (a) Ascent becomes insolvent, or an order for relief is entered against Ascent under any bankruptcy or insolvency laws or laws of similar import; or

          (b) Ascent makes an assignment for the benefit of its creditors, or a receiver or custodian is appointed for it, or its business is placed under attachment, garnishment or other process involving a significant portion of its business, and Ascent cannot prove to Recordati's reasonable satisfaction that Ascent is solvent; or

          (c) Upon a material breach of this Agreement or the Development and License Agreement by Ascent which, if curable and not a payments default, is not cured by Ascent within 90 days of a written notice thereof by Recordati or which, if a payment default, is not cured within 30 days of written notice thereof by Recordati.

     4.2 Termination by Ascent. Without prejudice to any other rights it may have pursuant to this Agreement or at law or in equity, Ascent may terminate this Agreement immediately by written notice to Recordati in the event of any of the following:

          (a) Recordati becomes insolvent, or an order for relief is entered against Recordati under any bankruptcy or insolvency laws or laws of similar import; or

          (b) Recordati makes an assignment for the benefit of its creditors, or a receiver or custodian is appointed for it, or its business is placed under attachment, garnishment or other process involving a significant portion of its business and Recordati cannot prove to Ascent's reasonable satisfaction that Recordati is solvent:

          (c) Upon a material breach of this Agreement or the Development and License Agreement by Recordati which, if curable and not a payments default, is not cured by Recordati within 90 days of a written notice thereof by Ascent or which, if a payment default, is not cured within 30 days of written notice thereof by Ascent.

     4.3 Rights and Duties Upon Termination. Termination of this Agreement, for whatever reason, will not affect any rights or obligation accrued by either party prior to the effective date of termination and specifically stated in this Agreement to survive such termination.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                              V. GENERAL PROVISIONS

     5.1. Independent Parties. The parties agree that they are independent contractors and that nothing in this Agreement creates a joint venture, partnership, principal-agent, or other fiduciary relationship. Neither party has the authority to act as agent for, or partner of, the other party or to make any commitments or create any obligations of the other party without the prior written agreement of the other party.

     5.2 Compliance with Law. Each party will comply with, and will not be in violation of, any applicable international, national, state or local statutes, laws, ordinances, rules, regulations, or other governmental orders (which affect the research, purchase, sale, shipment, distribution or storage of Finished Product) of any country in which Finished Product is either manufactured or sold.

     5.3 Examination of Books. Recordati will have the right, at its own expense, for any period during which Finished Product is purchased by Ascent pursuant to this Agreement and for one year thereafter, to have an independent public accountant examine and copy the relevant financial books and records of account of Ascent during normal business hours, upon reasonable demand, to determine or verify any amounts calculated according to Schedule 1. If errors of *% or more are discovered as a result of such examination, Ascent will reimburse Recordati for the expense of such examination.

     5.4 Force Majeure.

          (a) Neither Recordati nor Ascent will be liable or will be considered as having failed in meeting its respective obligations under this Agreement because of a failure to perform all or any part of them in the event such default is due to an occurrence of Force Majeure.

          (b) A party claiming Force Majeure will promptly notify the other party of its inability to perform and the event which excuses performance.

          (c) If said notice is given, the performance of the party giving notification will be excused for so long as performance may be prevented by such event of Force Majeure. Except for payment of funds that are due and payable, neither party will be required to make up any performance that was prevented by Force Majeure.

          (d) Notwithstanding the foregoing, if such Force Majeure continues for a period in excess of 180 days, then the other party may declare this Agreement terminated.

     5.5 Waiver. A party's failure to insist upon the strict performance of any provision of this Agreement will not be deemed to be a waiver by it of any rights or remedies it may have for breaches of a like or different nature. No waiver will be effective unless specifically made in writing and signed by a duly authorized representative of the party granting such waiver.

     5.6 Notices. All notices hereunder will be in writing and will be personally delivered or by telefax or telecopy or dispatched, postage prepaid, by internationally recognized courier duly addressed:

         (i) if to Recordati, to:
             Recordati S.A. Chemical and Pharmaceutical Company
             Corso San Gottardo 54
             6830 Chiasso Switzerland
             Attention: President
             Facsimile: 0041 41 9144 6009

             Copy to:
             Recordati Industria Chimica e Farmaceutica S.p.A.
             Via Civitali, 1
             20148 Milano - Italy
             Attention: V.P. and Director Corporate Development
             Facsimile: 0039 2 48705223

        (ii) if to Ascent, to
             Ascent Pediatrics, Inc.
             9 Linnell Circle
             Billerica, MA 01821 - U.S.A.
             Attention: President
             Facsimile: 508 667 53 32

or in either case to such other address as the recipient party will previously have designated for such purpose by written communication to and actually received by the giving party. Notices will be effective upon receipt, or, if delivery is not accomplished through fault of the addressee, upon tender.

     5.7 Entire Agreements; Amendments. This Agreement and the Development and License Agreement embody all of the understandings and obligations between the parties and supersede all other prior agreements or understandings, whether written or oral, including the Feasibility Agreement. Any amendments and supplements to this Agreement will not be valid unless executed in writing by duly authorized officers of both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments will be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

     5.8 Survival. The rights and obligations of the parties contained in Sections 2.7 and 4.3, and Articles III and V hereof will survive the termination of this Agreement unless otherwise indicated in this Agreement.

     5.9 Assignment. The rights and obligations under this Agreement may be assigned by either party to any persons who are Affiliates on the date of this Agreement, provided that the Affiliate guarantees the obligations of the assigning party under this Agreement. Assignment of this Agreement or any part thereof by either party to unrelated third parties is subject to the written consent of the other party, such consent not to be unreasonably withheld. For the purposes of this section, it shall be reasonable for Recordati to withhold approval to any person who is a Competitor of Recordati. Any assignment of any rights under such agreement without the written consent of the other party is and will be null and void.

     5.10 Governing Law. This Agreement is to be governed by and construed in all respects in accordance with the laws of the State of New York.

     5.11 Resolution of Disputes. Any dispute arising out of or relating to this Agreement not resolved within ninety (90) days of such dispute having arisen will be resolved by mandatory, binding arbitration on the application of either party. The arbitration will take place in New York, NY, at the offices of the American Arbitration Association ("AAA"), pursuant to the AAA International Commercial Rules. The dispute will be resolved by the majority decision of three arbitrators of whom one will be nominated by Recordati and one by Ascent, and a third nominated by the two party-appointed arbitrators, unless Recordati and Ascent agree in any given dispute to have it settled by a single arbitrator acceptable to both Recordati and Ascent. If a party fails to nominate its arbitrator to a three-arbitrator panel within 30 days after the other party has appointed its arbitrators and served written notice of such appointment on the other party, or if within 30 days after both party-appointed arbitrators are appointed, the party appointed arbitrators have not agreed upon the appointment of a third arbitrator, then the missing arbitrator will be appointed by the appointing authority in accordance with the governing rules. The arbitration shall be conducted in English. The decision of the arbitrators, or of the single arbitrator, as the case may be, will be final and binding on the parties and enforceable in accordance with the New York Convention on the Enforcement of Arbitral Awards.

     5.12 Interpretation. References to any gender include the other gender and to the singular number the plural number and vice versa. All headings throughout this Agreement have been inserted for the purpose of ease of reference only and do not define, limit or affect the meaning or interpretation of this Agreement or of any instrument created pursuant hereto or in accordance herewith. All Exhibits to this Agreement are an integral part of this Agreement and will be construed and have the same force and effect as if set out in the body of this Agreement.

     5.13 Further assurances. Recordati and Ascent agree to execute such further documents and instruments, and will provide such additional assurances, requested by either party as may be necessary or reasonably desirable to consummate the matters contemplated by this Agreement.

     5.14 Limitation of Liability. SUBJECT ONLY TO THE PROVISIONS OF ARTICLE III ABOVE, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE FINISHED PRODUCTS OR SERVICES, OR FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES OF THE OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. RECORDATI WILL NOT BE LIABLE IN ANY EVENT FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT PURSUANT TO THIS AGREEMENT.

     The parties have executed this Agreement by their duly authorized representatives on the day and year below written.

ASCENT PEDIATRICS, INC.

By:    /s/ Emmett Clemente
       --------------------
Name:  Emmett Clemente
Title: Chairman
Date:  October 1, 1996


RECORDATI S.A. CHEMICAL AND
PHARMACEUTICAL COMPANY

By:     /s/ Luciano Boccasso
        ---------------------
Name:   Luciano Boccasso
Title:  President
Date:   October 8, 1996

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                   SCHEDULE 1

                                   Price Terms


1. Certain Definitions. For purposes of this Schedule 1, the following terms will have the following meanings:


     (a) "Sales Territory" means the following areas of the world:

          (i)   "United States Sales Territory" shall mean the United States.

          (ii)  "Japan Sales Territory" shall mean Japan.

          (iii) "Europe Sales Territory" shall include France, Germany, the United Kingdom, Spain, Italy, Belgium, Netherlands, Austria, Switzerland, Hungary, Czech Republic, Denmark, Sweden, Finland, Slovak Republic, and any other European countries that Ascent wishes to include in the Europe Sales Territory.

          (iv) "Remaining Sales Territory" shall mean those countries in the Territory which are not included in the United States Sales Territory, the Japan Sales Territory or the Europe Sales Territory.

     (b) "Formula Price" shall be the price for an individual unit of Finished Product supplied by Recordati determined as follows:

          (i)   In the ***********************************************
                ****************************************************************
                ************************************; and

          (ii)  In the
                *************************************************************
                ************************************************************
                between the parties ********************************************
                after Recordati has delivered the first Ascent purchase order of Finished Products to an Ascent warehouse in accordance with
                Section 2.3 ("First Delivery Date") or receipt of Regulatory Approval in the Europe Sales Territory or in the Remaining Sales Territory, unless earlier agreed by the parties.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

     (c) "Floor Prices"

          (i)   Initial Floor Prices:

                (a) in the
                    ************************************************************
                    ************************************************************
                    for the *********************************, or
                    **********************
                    *************************************************.

                (b) for the
                    **********************************************************
                    ************************************************************
                    between the parties
                    ******************************************** after the First
                    Delivery Date or receipt of Regulatory Approval in the Europe Sales Territory or in the Remaining Sales Territory.

          (ii) Adjustments to the Floor Prices: the Floor Prices determined in accordance with paragraph (c)(i) above shall be subject to adjustment upon notice by Recordati as follows:

                (a) Beginning with the ************************* of the
                    Agreement, Recordati shall be entitled to
                    ********************
                    ************************************************************
                    ************************************************************
                    for the preceding calendar year, provided however that
                    ******** *************************************************.

                (b) Notwithstanding Paragraph (c)(ii)(a) above, Recordati shall be entitled to
                    ***************************************************
                    ************************************************************
                    in raw materials costs, direct manufacturing or labor costs, or costs of other components of the Finished Product supplied to Ascent. Recordati shall provide to Ascent adequate, detailed documentation of any such **************
                    ***********************************.

     (d) In the event that the parties are unable to finally agree on a Formula Price and a Floor Price for the Europe Sales Territory and/or the Remaining Sales Territory within **************** of the First Delivery Date, then Ascent shall have the option to: (i) terminate the Development and License Agreement in respect of each country for which such prices shall not have been agreed or (ii) elect to apply to the

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

         Europe Sales Territory and/or the Remaining Sales Territory (or any part thereof) the greater of the Floor Price and the Formula Price applicable to the United States Sales Territory. Failure by Ascent to make an election under the foregoing clause (ii) within *************** of the First Delivery Date shall constitute its irrevocable election under the foregoing clause (i).

         In the event that Ascent terminates the License under the foregoing clause (i), then for a period of ********* from the date of termination, Recordati shall give notice to Ascent of any bona fide offer it receives and wishes to accept with respect to the licensing of the Finished Product and Ascent shall have the right to enter into a license with Recordati on the same terms as those contained in Recordati's notice, provided that Ascent shall notify Recordati of its acceptance thereof within *********** of its receipt of Recordati's notice.

2.   Payments.

     (a) Ascent will pay to Recordati for sales of Finished Product under this Agreement an amount per unit of Finished Product equal to *********** ************************************************, as applicable to sales in each Sales Territory.

     (b) Ascent shall keep and require its Affiliates and sublicensees to keep complete and accurate records of all sales of Finished Product. Recordati shall have the right, at Recordati's expense, through a certified public accountant of its selection to examine such records during regular business hours during the life of this Agreement and for twelve (12) months after the later of its termination or the last sale of Finished Product. If the examination reveals that any statement or payment shall not have been rendered or made substantially in accordance with the terms of the Agreement, or that any statement rendered or payment made by Ascent or sublicensees was materially inaccurate by more than *** percent (*%), then Ascent shall pay the cost of such examination, without prejudice to any other remedies or claims of Recordati.

     (c) Payments which are due to Recordati under this Schedule 1 shall be provisionally made, in an amount in U.S. Dollars, within thirty (30) days of delivery to Ascent of the Finished Product which is the subject of such payment obligation on a per ml basis. Such provisional payment amount shall be estimated prior to the First Delivery date in mutual agreement by the parties for the first twelve (12) months of sales

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

         of the Finished Product. As soon as possible after the end of the first twelve (12) months the actual amount to be paid by Ascent shall be calculated by the parties and any difference between the provisional amount and the actual amount to be paid for the Finished Product shall be settled within three (3) months from the end of the first twelve
         (12) months aforesaid. For each subsequent twelve (12) month period the parties shall agree on a provisional amount based upon the preceding twelve (12) month period. Should no agreement be reached between the parties with regard to the provisional amount then the actual amount determined for the preceding twelve (12) months shall be used as the provisional amount for the next twelve (12) months.

     (d)   (i)  Within *** (***) days of the end of each quarter, Ascent shall provide a true accounting of all Finished Product sold by Ascent and its sublicensees during such quarter. Such accounting shall show sales on a country-by-country basis.

          (ii) Within *** days of the end of each twelve (12) months Ascent shall provide Recordati with a statement setting out a true accounting of all Finished Product sold by Ascent and its sublicensees during such twelve (12) months and all details necessary to calculate the amount actually due under this section 2 with respect to Net Sales made in that twelve (12) month period including, but not limited to, units of Finished Product sold as divided into size and content, gross invoices of sales of Finished Product on a country-by-country basis, Net Sales on a country-by-country basis, all relevant deductions, details of the Net Sales made by sublicensees on a country-by-country basis, all relevant exchange rate conversions, and all Finished Product in Ascent's and its sublicensees' stock.

     (e) Within thirty (30) days of receipt of the statement provided under
         Section 2(d)(ii), Recordati and Ascent shall settle any difference between the provisional amounts paid and the actual amount due under this Section 2. Either party shall, without prejudice to its other rights, be ************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ************** such provisional amount paid and the actual amount due
         ******************.

     (f) Any tax paid or required to be withheld by Ascent on account of payment obligations payable to Recordati under this Agreement shall be deducted from the amount of payment obligations otherwise due. Ascent shall secure and send to Recordati proof of any such taxes withheld and paid by Ascent or its sublicensees for the benefit of

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

         Recordati. Each party agrees to join in promptly making such applications as the other party may request to any relevant tax authority for the application for reduction in the amount of, or exemption from, any withholding tax or deduction, at the requesting party's expense.

     (g) Monetary conversions from the currency of a foreign country, in which Finished Product is sold, into U.S. Dollar currency shall be calculated at the rate of exchange in effect on the last day of the relevant quarter at the middle market rate specified in the Wall Street Journal.

3.   Samples.

     Recordati shall supply samples of Finished Product to Ascent at a price equivalent to Recordati's fully absorbed manufacturing costs (as determined by Recordati) **********************.

                                   SCHEDULE 2




                         Finished Product Specifications



           (to be specified by Ascent in accordance with Section 2.4)